                          LICENSE AND SERVICE AGREEMENT


          THIS LICENSE AND SERVICE AGREEMENT ("Agreement") is dated effective as of the 4th day of May, 1999, between AXIS TECHNOLOGIES CORP., a Texas corporation ("Axis"), and HOUSTON INTERWEB DESIGN, INC., a Texas corporation ("Interweb").

          WHEREAS, both Axis and Interweb are in the business of providing a variety of Internet related services including, among other things, web site design, storage, maintenance and Internet access to its customers;

          WHEREAS, Interweb is the owner of a certain proprietary Internet web site generating process (the "Application") that has the capability of creating a multi-page, custom web site (the "SiteBlazer Web Site" or "Product") and is the owner of the SiteBlazer trademark/servicemark (the "Trademark"), which Interweb uses in connection with the sale of such web sites to end user customers;

          WHEREAS, Axis desires to engage Interweb to provide it with the services as herein described and to acquire a nonexclusive license from Interweb to use the Application and to distribute, market and sell the Product to its existing and future customers located in the United States ("Territory"), under the Trademark; and

          WHEREAS, Interweb is willing provide the services to Axis as described herein and to grant a license to Axis subject to the terms and conditions herein set forth.

          NOW, THEREFORE, in consideration of the mutual promises set forth herein, Interweb and Axis hereby agree as follows:

                 SECTION 1. GRANT OF LICENSE BY INTERWEB TO AXIS

     1.1  LICENSE.  Interweb hereby grants to Axis a nonexclusive license to
(i) provide the Product to its existing customers within the Territory, (ii) market and sell the Product within the Territory, and (iii) use the Trademark in connection therewith, strictly limited to the license, rights, privileges, and reservations set forth in this Agreement. Interweb reserves the right to use, market, provide and sell the Application and SiteBlazer Web Sites, to authorize or license other parties to use, market, provide and sell the Application and SiteBlazer Web Sites, and to use, authorize or license other parties to use the Trademark within and outside the Territory. No sublicense by Axis is permitted and Axis may not authorize or license any other party to use, market, provide or sell the Application, SiteBlazer Web Sites or the Trademark within or outside the Territory without Interweb's prior written consent.

     1.2 USE OF TRADEMARK. Axis is authorized and licensed to use the Trademark on and in connection with the use, distribution, market and sale of the Product and on documents relating to or used in connection with the such use, market, sale or distribution of the Product, and to display the Trademark on Axis's stationery, advertising, promotional materials and other documents used in connection with the use, distribution, market and sale of the Product, in the form and manner in which the Trademark presently is used by Interweb and in such other form and manner as Interweb may in its discretion approve from time to time.

     1.3 REGISTRATION OF TRADEMARK IN UNITED STATES. Interweb shall exercise its commercially reasonable good faith efforts to cause the Trademark to be and remain registered in the United States Patent and Trademark Office.

     1.4 STANDARDS. The Product shall be provided by Interweb to Axis in strict accordance with the standards and procedures established and revised by Interweb from time to time and communicated to Axis.

             SECTION 2.  SERVICES TO BE PROVIDED BY INTERWEB TO AXIS

     2.1 SCOPE OF SERVICES. During the term of this Agreement, Interweb shall devote such time as is necessary to diligently provide to Axis the following services (the "Services"):

     (a) convert the web sites of existing Axis customers as of the date of this Agreement to SiteBlazer Web sites;

     (b) host Axis's corporate web site, those certain customized web sites of Axis customers, and all other web sites of Axis customers (web sites of all Axis customers being "Axis Customer Web Sites"), be they web sites designed by Axis or SiteBlazer Web Sites;

     (c) register Axis Customer Web Sites with at least ten (10) major Internet search engines; and

     (d) those certain additional related services listed on the attached Exhibit A.

                           SECTION 3.  AXIS'S COVENANTS

     3.1 AXIS'S BUSINESS OPERATIONS. Axis agrees that, in using the Application, providing to its existing customers, and marketing, selling and distributing the Product, it will comply in all material respects with all applicable laws, regulations, and ordinances pertaining to the operation of its business and the provision, sale and marketing of the Product. Axis will comply with all instructions, formulae, standards, manufacturing and service specifications, quality control criteria and procedures, and production and service procedures in the marketing, sale and provision of the Product that are from time to time prescribed by Interweb for the purpose of assuring marketing, sale and provision of SiteBlazer Web Sites of uniform standards and quality.

     3.2 QUALITY CONTROL SAMPLING. At Interweb's request Axis shall comply promptly with any quality control sampling and reporting procedures prescribed by Interweb.

     3.3 SALES PROMOTION AND ADVERTISING. Axis shall submit all sales promotional and advertising materials not prepared by Interweb and depicting the Trademark in writing to Interweb



                                      -2-
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for its prior written approval.

     3.4 BOOKS AND RECORDS. Axis shall maintain full and accurate books and records showing those existing customers of Axis that were provided with the Product, sales of the Product by Axis and of the recurring revenues generated from such existing customers and sales, and shall furnish reports with respect thereto as required by Interweb. Interweb's representatives shall be permitted to inspect Axis's books, records and other information relating to the use and sale of the Product at reasonable times during business hours.

     3.5 CONFIDENTIALITY. It is understood and agreed that any Interweb proprietary engineering, software, processes, techniques, know-how, survey data, trade secrets and financial and other information (collectively, "Interweb Information") that may from time to time be made available or become known to Axis is to be treated as confidential, and shall not to be used or disclosed by Axis except in the performance of Axis's duties under the terms of this Agreement. Reasonable measures shall be taken to protect the confidentiality of the Interweb Information and any memoranda or papers containing trade secrets of Interweb that Axis may receive in connection herewith are to be returned to Interweb upon request. Axis's obligations and duties under this Section shall survive any termination of this Agreement.

     3.6 INJUNCTIVE RELIEF. Interweb shall have the right to injunctive relief to enforce the covenants hereinabove set forth, in addition to any other relief to which it may be entitled at law or in equity.

                         SECTION 4.  INTERWEB'S COVENANTS

     4.1 THE PRODUCT. Interweb hereby represents and warrants to Axis that it owns and has the unrestricted right to grant the license for the Application and SiteBlazer Web Sites granted to Axis hereunder.

     4.2  TRADEMARK.

          (a) Interweb hereby represents and warrants to Axis that it owns and has the unrestricted right to grant the license for the Trademark granted to Axis hereunder.

          (b) Interweb agrees that it will indemnify and hold harmless Axis from and against any and all costs, losses, and liabilities, including reasonable attorney's fees, arising out of or resulting from any claims that the authorized use by Axis of the Trademark pursuant hereto, and any and all other of Interweb's distinctive markings, designs, labels, or other marks used by Axis pursuant to this Agreement infringe the trademarks of another, and Interweb will defend any such trademark infringement claim, suit, action, or proceeding by any person, entity, firm, or corporation against Axis; provided, that prompt notice is given to Interweb of any such trademark infringement claim, suit, action, or proceeding which Axis expects that Interweb will be called upon to indemnify or defend Axis.

          (c) Subject to the foregoing, Axis acknowledges the validity of and ownership by Interweb of the Trademark and in connection with the use and sale of the Product agrees to take no action that would prejudice or interfere with that validity or ownership. All use of the Trademark by Axis under this Agreement shall inure to the exclusive benefit of Interweb and Interweb's Trademark.

     4.3 CONFIDENTIALITY. It is understood and agreed that any Axis proprietary engineering, software, processes, techniques, know-how, survey data, trade secrets and financial and other information (collectively, "Axis Information") that may from time to time be made available or become known to Interweb in connection with its provisions of the Services is to be treated as confidential, and shall not to be used or disclosed by Interweb except as reasonably necessary in connection with the performance of Interweb's duties under the terms of this Agreement. Reasonable measures shall be taken to protect the confidentiality of the Axis Information and any memoranda or papers containing trade secrets of Axis that Interweb may receive in connection herewith are to be returned to Axis upon request. Interweb's obligations and duties under this Section shall survive any termination of this Agreement.

     4.4 INJUNCTIVE RELIEF. Axis shall have the right to injunctive relief to enforce the covenants hereinabove set forth, in addition to any other relief to which it may be entitled at law or in equity.

                     SECTION 5.  COVENANTS OF BOTH PARTIES

     5.1 FORCE MAJEURE. Neither Interweb nor Axis shall be held liable for any failure to comply with any of the terms of this Agreement when that failure is caused directly or indirectly by fire, strike, union or other labor problems, declared or undeclared war, riots, insurrection, government restrictions or other acts, or other causes beyond the control of or without fault on the part of either of them; provided, however, that Axis shall continue to be obligated to pay to Interweb any and all amounts that it shall have duly become obligated to pay in accordance with the terms of this Agreement prior to the occurrence of an event of the type referred to herein. Upon the occurrence of any event of the type referred to herein, the party affected thereby shall give prompt notice thereof to the other party, together with a description of the event and the duration for which the party expects its ability to comply with the provisions of this Agreement to be affected thereby. The party affected shall thereafter devote its best efforts to remedy to the extent possible the condition giving rise to that event and to resume performance of its obligations hereunder as promptly as possible.

     5.2 INDEPENDENT CONTRACTOR. Nothing herein shall be deemed to constitute Axis and Interweb as partners, joint venturers, or otherwise associated in or with the business of the other, except as specifically provided herein. Interweb is and shall always remain an independent contractor, and neither party shall be liable for any debts, accounts, obligations, or other liabilities of the other party, its agents, or employees. Neither party is authorized to incur debts or other obligations of any kind on the part of or as agent for the other except as may be specifically



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

authorized in writing. It is expressly recognized that no fiduciary relationship exists between the parties.

     5.3 CORPORATE AUTHORITY. Both Interweb and Axis have full power and legal authority to execute and perform their respective obligations under this Agreement. This Agreement is a legal, valid and binding obligation of Interweb and Axis, enforceable in accordance with its terms (except that enforcement may be subject to any applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors' rights).

            SECTION 6. TERM, CONDITION PRECEDENT AND TERMINATION

     6.1 TERM. The license of the Application, Product and Trademark granted hereunder and the term of the Services to be provided by Interweb to Axis shall commence on the later of (i) the date hereof, or (ii) the date the condition precedent set forth in Section 6.2 is met and continue indefinitely until terminated in accordance with the provisions hereof.

     6.2 CONDITION PRECEDENT. Inteweb shall enter into separate employment arrangements with each of Cynthia Trout and Kari Mayo, the terms of which respective arrangements are acceptable to Interweb and the employee entering into same.

     6.3 TERMINATION UPON MUTUAL CONSENT. This Agreement may be terminated at any time upon the mutual written consent of Interweb and Axis.

     6.4 TERMINATION WITHOUT NOTICE. This Agreement and any and all rights of Axis and Interweb hereunder and any and all obligations of Axis and Interweb hereunder shall immediately terminate, without the requirement of any notice, in the event Axis sells, transfers and assigns to Interweb all of its web site customers and such termination shall be effective as of the closing of such transaction;

     6.5 TERMINATION FOR CAUSE. Either party may terminate this Agreement for Cause, by providing the non-terminating party 45 days prior written notice thereof (the 45th days following the date of receipt of such notice by the non-terminating party as provided in Section 10.2 being the "For-Cause Termination Date"). For purposes of this Agreement, "Cause" means any material breach of any covenant contained in this Agreement. In the event this Agreement is terminated for Cause, such termination shall be without prejudice to any rights or obligations of the parties accruing prior to such termination and shall not limit the parties in any way from asserting any and all available remedies which the parties may have against one another; provided, however, that if this Agreement is terminated for Cause, the license granted to Axis by Interweb as provided in Section 1 herein shall continue for a period of 180 days following the For-Cause Termination Date (the "License Extension Period") and Axis's obligation to Interweb during the License Extension Period shall only be to pay to Interweb the commission as provided in Section 7.1.



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

     6.6  UPON TERMINATION.

     (a) Upon the termination of this Agreement, except as otherwise provided herein, the license and all rights and privileges granted to Axis under this Agreement shall immediately cease and terminate and Axis in the absence of a renewal or replacement agreement shall thereupon immediately discontinue forever (a) the use of the Application, (b) the provision, sale and marketing of the Product, and (c) the use of the Trademark in connection therewith or for any other use.

     (b) Upon termination of this Agreement, except as otherwise provided herein, Axis shall have no further obligation to Interweb with respect to the payment of monies under this Agreement other than paying Interweb any commissions (as hereinafter defined) actually accrued and payable pursuant to the provisions of Section 7 hereof, less any amounts owing by Interweb to Axis, as of the close of business on the day prior to the termination date. The provisions of this Agreement concerning confidentiality shall survive termination of this Agreement.

     6.7 RETURN OF INFORMATION. Upon the termination of this Agreement without execution of a renewal or replacement agreement by the parties hereto, at either party's request the nonrequesting party shall immediately return to the requesting party all information, survey data, software products, documents, materials, advertising and promotional material, all copies (documentary, magnetic, tape, electronic or otherwise) and any and all other documents, materials, information, technology, techniques and know-how of the requesting party that is in the possession of the nonrequesting party.

                        SECTION 7.  COMMISSIONS AND FEES.

     7.1 COMMISSION FOR LICENSE AND SERVICES. The consideration payable to Interweb by Axis in exchange for the license granted to Axis and the provision of the Services by Interweb to Axis as provided herein is set forth on the attached Exhibit B.

     7.2 EXPENSES. Unless otherwise stated herein to the contrary, Interweb shall bear all expenses in connection with its performance of the Services and in conducting its business, without reimbursement from Axis.

                              SECTION 8.  INDEMNITY

     8.1 INDEMNIFICATION OF INTERWEB. Axis shall indemnify and hold Interweb and its shareholders, officers, directors, employees, agents and representatives harmless from any and all liability, claim, damage (whether actual, consequential, punitive, statutory or otherwise), loss, assessment, right of contribution or indemnity, proceedings, suits, actions, causes of action, cost or expense (including, without limitation, costs and expenses incurred in investigating, preparing, defending against, prosecuting or settling any claim, action, suit, proceeding or demand), whether arising in tort, in contract, by statute or otherwise, interest or penalty directly or indirectly attributable to or arising out of (i) the actions of Axis's employees or independent contractors, (ii) the inaccuracy of any of the representations or warranties of Axis set forth in this Agreement, (iii) the breach of any covenants of Axis set forth in this Agreement, and (iv) any federal, state or local tax liabilities, assessments or obligations of Axis. No right or remedy herein conferred upon or reserved to Interweb is intended to be exclusive of any other right or remedy available at law or in equity, and all such rights and remedies shall be cumulative.

     8.2 INDEMNIFICATION OF AXIS. Interweb shall indemnify and hold Axis and its shareholders, officers, directors, employees, agents and representatives harmless from any and all liability, claim, damage (whether actual, consequential, punitive, statutory or otherwise), loss, assessment, right of contribution or indemnity, proceedings, suits, actions, causes of action, cost or expense (including, without limitation, costs and expenses incurred in investigating, preparing, defending against, prosecuting or settling any claim, action, suit, proceeding or demand), whether arising in tort, in contract, by statute or otherwise, interest or penalty directly or indirectly attributable to or arising out of (i) the actions of Interweb's employees or independent contractors, (ii) the inaccuracy of any of the representations or warranties of Interweb set forth in this Agreement, (iii) the breach of any covenants of Interweb set forth in this Agreement, and (iv) any federal, state or local tax liabilities, assessments or obligations of Interweb. No right or remedy herein conferred upon or reserved to Axis is intended to be exclusive of any other right or remedy available at law or in equity, and all such rights and remedies shall be cumulative. Axis may offset, by notice to Interweb, any amount due from Interweb pursuant to the indemnification provisions of this Agreement against any payment due to Interweb under this Agreement.

                              SECTION 9.  MEDIATION

     9.1 MEDIATION PROCEDURE. In the event of any dispute arising from or in any manner connected with this Agreement the parties will first endeavor, in good faith, to promptly resolve the dispute through informal negotiation. If the parties are unable to resolve such dispute within a 45 day period (or within such extended period of time as the parties shall agree upon in writing), the parties will then submit the matters to mediation to be conducted in Houston, Texas and will have 5 business days from the end of such 45 day (or longer if jointly extended) period to submit to each other a written list of acceptable qualified mediators not affiliated with any of the parties. Within 10 days from the date of receipt of such list, the parties shall attempt to agree on a mediator. If no mediator has been selected under this procedure, the parties agree jointly to request a State or Federal District Judge of their choosing in Houston, Texas (or if they cannot agree, the Administrative Judge of Harris County, Texas) to supply a list of potential qualified mediators. Within 5 business days of receipt of the list, the parties shall rank the proposed mediators in numerical order of preference, shall simultaneously exchange such list and shall select as the mediator the individual receiving the highest combined ranking. If such mediator is not available to serve, they shall proceed to contact the mediator who was next highest in ranking until they are able to select a mediator. Mediation, as that term is used herein, means a forum in which the mediator conducts a non-binding conference to facilitate communication between the parties to promote a voluntary settlement of their dispute. The parties agree to participate in the mediation procedure to its conclusion. The mediation shall be terminated (i) by the execution of a settlement agreement by the parties, (ii) by a declaration of the mediator that the mediation is terminated, or (iii) by a written declaration of a party to the effect that the mediation process is terminated at the conclusion of one full day's mediation session. Even if the mediation is terminated without a resolution of the dispute, the parties agree not to terminate negotiations and not to commence any legal action or seek other remedies prior to the expiration of five days following the mediation.

     9.2 COSTS OF MEDIATION. All fees and costs of the mediation will be assessed and paid, in the absence of the parties' agreement to the contrary, equally by all parties.

     9.3 STATUTE OF LIMITATIONS AND EQUITABLE RELIEF. Notwithstanding the foregoing, any party may commence litigation prior to the expiration of any applicable time period described above if litigation could be barred by an applicable statute of limitations or in order to request any equitable relief, including, without limitation, an injunction to prevent irreparable harm.

                          SECTION 10.  OTHER PROVISIONS

     10.1 ENTIRE AGREEMENT. This Agreement contains the complete agreement between the parties in respect of the subject matter hereof, and any and all prior agreements relating to the subject matter hereof are superseded in their entirety hereby. Except as specifically provided herein, this Agreement may not be amended or supplemented, nor any of the provisions hereof waived, except by an agreement in writing signed by the parties hereto and dated after the date first above written.

     10.2 NOTICE. All notices, requests, demands and other communications under this Agreement or any instrument contemplated hereby shall be in writing (except where this Agreement authorizes verbal notice, in which case the party giving notice shall confirm such verbal notice in writing within a reasonable time) and shall be personally delivered, sent by facsimile transmission, or mailed by United States registered or certified mail, first class, postage prepaid, return receipt requested, to the address of the respective parties hereto as shown under their names on the signature page hereof and shall be deemed given on the earlier of actual receipt (as evidenced by return receipt if mailed) or the date three days after mailing. Any party hereto may change its address for such notices by giving notice of such change pursuant to this Section.

     10.3 GOVERNING LAW. This Agreement shall be interpreted and governed by the laws of the State of Texas.

     10.4 ASSIGNMENT OR OTHER TRANSFER. The grant of the license hereunder is unique to Axis, and may not be transferred, or in effect transferred, in whole or in part, whether by independent agreement, acquisition by another party of Axis's capital stock or assets, mortgage, pledge, lease or other assignment as security, merger, consolidation or other reorganization, the succession by another party to Axis's business by operation of law, as a consequence of any transaction that results in a change in the ownership or right of control of Axis, or otherwise, unless Interweb has expressly consented in writing thereto. Interweb may transfer its right to receive the monetary benefits of this Agreement subject to any rights of offset available to Axis under this Agreement, but may not transfer any of its obligations owing to Axis hereunder without the prior written consent of Axis.

     10.5 WAIVER. The failure of either party to give notice of nonperformance or termination shall not constitute a waiver of the covenants, terms, or conditions herein, or of the rights of either party thereafter to enforce those covenants, terms, or conditions or to terminate this Agreement upon any subsequent occurrence.

     10.6 SEVERABILITY. In the event any provision in this Agreement shall be invalid, illegal or unenforceable, such provision shall be severable from the rest of this Agreement and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     10.7 OTHER REMEDIES. In addition to the right to terminate this Agreement, Interweb and Axis shall have all other rights and remedies at law and in equity, including the right to injunctive relief and specific performance, for breach by the other party of the terms and conditions of this Agreement.

     10.8 FURTHER ASSURANCES. Each of the parties hereto shall, without charge to the other, take such additional actions and execute, deliver and file such additional instruments and other documents as may be reasonably required to give effect to the transactions contemplated hereby.

     10.9 PARTIES IN INTEREST. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any person or entity other than the parties to it, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third party to any party to this Agreement, nor shall any provision give any third parties any right of subrogation or action over against any party to this Agreement.

     10.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto by separate counterparts, each of which when so executed shall be an original, and all of which shall constitute one and the same instrument.

     10.11 LICENSES MAY VARY. Axis understands and hereby acknowledges that other licensees of Interweb have been and may be granted licenses at different times and in different situations, the provisions of which may vary substantially from those contained in this Agreement.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized representative as of the date first above written.


     INTERWEB            HOUSTON INTERWEB DESIGN, INC.

                         By:
                            ------------------------------------

                         Name:
                              ----------------------------------

                         Title:
                               ---------------------------------

                         Address: 1770 St. James, Suite 420
                                  Houston, Texas 77056


     AXIS                AXIS TECHNOLOGIES CORP.

                         By:
                            ------------------------------------

                         Name:
                              ----------------------------------

                         Title:
                               ---------------------------------

                         Address: 9800 Centre Parkway, Suite 800
                                  Houston, Texas 77036





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